UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 2, 2012
NEWELL RUBBERMAID INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-9608	36-3514169
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3 Glenlake Parkway
Atlanta, Georgia		30328
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (770) 418-7000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

SIGNATURES
EXHIBIT INDEX

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)    On September 4, 2012, Newell Rubbermaid Inc. (the “Company”) the Company announced that Juan R. Figuereo would no longer serve as the Company’s Executive Vice President and Chief Financial Officer.

(c)    On September 4, 2012, the Company announced the appointment of Douglas L. Martin as Executive Vice President and Chief Financial Officer effective September 4, 2012. A copy of the news release announcing Mr. Martin’s appointment is attached hereto as Exhibit 99.1.

Mr. Martin, 49, has been employed by the Company since 1987, and has served in a variety of senior financial roles, including: Deputy Chief Financial Officer from February 2012 to September 2012; Vice President of Finance – Newell Consumer from November 2011 to February 2012; Vice President of Finance – Office Products from December 2007 to November 2011; and Vice President and Treasurer from June 2002 to December 2007.

Mr. Martin was not selected pursuant to any arrangement or understanding between him and any other person. Other than his employment relationship, Mr. Martin does not have a direct or indirect material interest in any transaction to which the Company is a party. There are no family relationships between Mr. Martin and any of the Company’s other directors, executive officers or persons nominated or chosen by the Company to become directors or executive officers.

Mr. Martin will receive a base salary of $500,000 per year and will continue to participate in the following compensation programs:

(i) the Company's Management Cash Bonus Plan (the "Bonus Plan") with a target payout equal to 70% of his base salary earned in 2012 through August 31, 2012, and 80% of his base salary earned from September 1, 2012 through December 31, 2012. The amount awarded under the Bonus Plan will range between 0% and 200% of the target payout, based on the extent to which applicable performance criteria are met;
(ii) the Company's Long Term Incentive Plan pursuant to which the Company make awards of a mix of time-based and performance-based restricted stock units (“RSUs”) in February of each year; and
(iii) the Company's 2008 Deferred Compensation Plan, Supplemental Executive Retirement Plan (the “SERP”) and in other benefit plans provided to Company employees generally, including the Total Retirement Savings Program. Under the Total Retirement Savings Program, Mr. Martin will receive an annual Company contribution to his 401(k) Savings Plan account equal to 5% of his eligible earnings. In addition, for purposes of the SERP, as long as Mr. Martin remains employed by the Company through March 1, 2013, he will be vested in his SERP benefit upon retirement.
In addition, Mr. Martin will receive a one-time award in November 2012 of performance-based RSUs with an approximate grant date value of $227,500. Such performance-based RSUs will be subject to performance criteria based on increases in the price of the Company's common stock and will vest in annual one-third increments provided the performance criteria are met.

The Company also entered into an amended and restated employment security agreement (the "ESA") with Mr. Martin.

The ESA provides for the continuation of an executive’s salary, bonus and certain employee benefits for a severance period of 24 months upon an involuntary termination of employment without "good cause," or a voluntary termination of employment for "good reason," occurring within 24 months after a "change in control" of the Company. Within 30 days after any such termination, the executive will receive a lump sum severance payment equal to (i) two times the sum of (A) the executive’s annual base salary, determined as of the date of the change in control or, if higher, the date of employment termination and (B) the executive’s target bonus on the date of the change in control or, if higher, the date of termination, and assuming the attainment of performance goals at the 100% level, plus (ii) the executive's target bonus multiplied by a fraction, the numerator of which is the number of days in the fiscal year in which the date of termination occurs through the date of termination and the denominator of which is 365.

Following such a termination of employment, (i) the executive will receive all benefits accrued under the Company’s incentive and retirement plans and he will become fully vested under the Company’s SERP, 2008 Deferred Compensation Plan and 401(k) Plan, (ii) all Company stock options held by the executive will become immediately exercisable and remain exercisable for a period of three years thereafter or, if shorter, the remaining term of the options, all restrictions on Company restricted stock and restricted stock units held by the executive will lapse, and all performance goals on Company performance awards to the executive will be deemed satisfied at the target level; (iii) the executive and his spouse and eligible dependents will continue to be covered by all welfare plans of the Company during the severance period, until the executive is eligible for coverage under similar plans from a new employer (with coverage provided under a group health plan to be provided under COBRA with the executive responsible for that portion of COBRA premiums that would have been paid by the executive for coverage if he were an active employee), and (iv) the executive will be eligible for six months of outplacement services.

The ESA does not provide for a gross-up payment to the executive to cover any excise and related income tax liability under Section 4999 of the Internal Revenue Code as a result of any payment or benefit arising under the ESA. Rather, payments and benefits payable to an executive would be reduced to the extent necessary so that no excise tax would be imposed if doing so would result in the executive retaining a larger after-tax amount, taking into account the income, excise and other taxes imposed on the payments and benefits. If the executive dies during the severance period, all amounts payable during the remainder of the severance period will be paid to his surviving spouse, and such spouse will continue to be covered under all applicable welfare plans.

The ESA contains restrictive covenants which prohibit the executive from (i) associating with a business that is competitive with any line of business of the Company for which the executive provided services, without the Company’s consent and (ii) soliciting the Company’s agents and employees. These restrictive covenants remain in effect for a period of 24 months following any termination of employment.

(e)     On September 2, 2012, the Company entered into a Separation Agreement and General Release (the "Separation Agreement") with Juan R. Figuereo, Executive Vice President and Chief Financial Officer. Pursuant to the Separation Agreement, Mr. Figuereo will no longer serve as the Company’s Executive Vice President and Chief Financial Officer as of September 4, 2012. Mr. Figuereo will remain employed by the Company through February 28, 2013 (the “Separation Date”) as the Company’s Vice President – Financial Affairs. A copy of the Separation Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Pursuant to the Separation Agreement, Mr. Figuereo will receive base salary continuation for three months following his Separation Date of February 28, 2013 (the “Salary Continuation Period”) and continued coverage under the Company's health and dental programs during the Salary Continuation Period, at active employee rates.

In addition, any stock options held by Mr. Figuereo that have vested as of the Separation Date will be exercisable through the Salary Continuation Period. All stock options, restricted stock units or other awards held by Mr. Figuereo that have not vested as of the Separation Date will be forfeited.

Until May 31, 2014, Mr. Figuereo is prohibited from serving as a senior financial executive on behalf of a business or organization that competes with the Company in the United States without the consent of the Company. He is also prohibited from soliciting certain Company employees through May 31, 2014. In the event Mr. Figuereo breaches his obligations under the Separation Agreement, the Company is entitled to stop his salary continuation payments or other consideration and recover salary continuation or other consideration already paid to him and to obtain all other relief provided by law or equity.

The Separation Agreement also contains a release of claims provision. Mr. Figuereo has seven days in which to revoke his acceptance of the Separation Agreement. If he does not revoke his acceptance, the Separation Agreement shall become effective the day after the seven day revocation period.

Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit
Number	Description
10.1	Separation Agreement and General Release between the Company and Juan R. Figuereo, dated September 2, 2012
99.1	News Release issued by the Company dated September 4, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWELL RUBBERMAID INC.

Date: September 7, 2012	By:	/s/ John K. Stipancich
John K. Stipancich
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

EXHIBIT     DESCRIPTION

10.1	Separation Agreement and General Release between the Company and Juan R. Figuereo, dated September 2, 2012

99.1	News Release issued by the Company dated September 4, 2012